UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2016

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Term Loan

On January 26, 2016, Kinder Morgan, Inc. (the “Company”), as borrower, entered into a Term Loan Agreement (the “Term Loan”) with the lenders listed on the signature pages to such agreement and Barclays Bank PLC, as administrative agent. The Term Loan provides for a $1.0 billion unsecured term loan facility, which will mature three years following the closing date (as defined in the Term Loan). The Term Loan was fully drawn on January 26, 2016.

Borrowings under the Term Loan may be used for the Company’s working capital needs and for other general corporate purposes, including refinancing of upcoming maturities of outstanding long-term indebtedness.

Interest on the Term Loan will be calculated based on either (a) LIBOR plus an applicable margin ranging from 1.125% to 2.000% per annum based on the credit rating of the Company’s senior unsecured non-credit enhanced long term indebtedness for borrowed money (the “Company’s Credit Rating”) or (b) the greatest of (1) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (2) the Prime Rate in effect for such day, and (3) the LIBOR Rate for a Eurodollar Loan with a one month interest period that begins on such day plus 1%, plus, in each case, an applicable margin ranging from 0.125% to 1.000% per annum based on the Company’s Credit Rating.

Certain subsidiaries of the Company will be guarantors of the Company’s obligations under the Term Loan pursuant to a guaranty agreement executed in connection with the Term Loan.

The Term Loan contains financial and various other covenants that apply to the Company and its subsidiaries and are common in such agreements, including a maximum ratio of Consolidated Net Indebtedness to Consolidated EBITDA (each as defined in the Term Loan) of (a) 6.50 to 1.00, for any four-fiscal-quarter period ended on or before December 31, 2017; (b) 6.25 to 1.00, for any such period ended after December 31, 2017 and on or before December 31, 2018; and (c) 6.00 to 1.00, for any such period ended after December 31, 2018. Other negative covenants include restrictions on the Company’s and certain of its subsidiaries’ ability to incur debt, grant liens, make fundamental changes or engage in transactions with affiliates, or in the case of certain material subsidiaries, permit restrictions on dividends or distributions or prepayments of loans to the Company or any guarantor. The Term Loan also restricts the Company’s ability to pay dividends or repurchase stock if, before or after a dividend payment or stock repurchase, an event of default (as defined in the Term Loan) has or occurred and is continuing or would occur and be continuing.

The Term Loan contains customary events of default, including, among others, (a) non-payment; (b) non-compliance with covenants (in some cases, subject to grace periods); (c) payment default under, or acceleration events affecting, certain other indebtedness of the Company or certain of its subsidiaries; (d) bankruptcy or insolvency events involving the Company or certain of its subsidiaries and (e) a change in control of the Company.

If an event of default under the Term Loan exists and is continuing, the lenders may accelerate the maturity of the Company’s outstanding obligations under the Term Loan.

Affiliates of certain of the lenders under the Term Loan have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they received customary fees and reimbursement of expenses.  In addition, the Company and certain of its affiliates are party to and will continue to enter into derivative instruments with certain of the lenders or their affiliates in connection with risk management activities relating to interest rates, commodity prices or foreign currency exchange rates.

Joinder Agreement

On January 26, 2016, the Company, as borrower, entered into an incremental joinder agreement (the “Joinder Agreement”) to its Revolving Credit Agreement, dated as of September 19, 2014 among the Company, the lenders party thereto, and Barclays Bank PLC as administrative agent (the “Revolving Credit Agreement”).

The Joinder Agreement increases the lenders’ commitments under the Revolving Credit Agreement by $1.0 billion, for aggregate revolving credit commitments of $5.0 billion, on the same term as the existing revolving credit commitments under the Revolving Credit Agreement and is subject to the provisions of the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement).

A copy of the Revolving Credit Agreement was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 25, 2014 and is incorporated herein by reference.

A Company press release announcing the Term Loan and Joinder Agreement is furnished under item 7.01 below.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2016, the Board of Directors of Company adopted Amended and Restated Bylaws of the Company.  The primary purpose of the amendments was to remove or revise provisions that referenced or were included in connection with the shareholders agreement among the Company and certain holders of its common stock and that are no longer applicable.  Such amendments primarily related to the composition of the Board of Directors and its committees and the vote required to take certain actions.  The Amended and Restated Bylaws changed the threshold of stock ownership required to call a special meeting of stockholders from 10% to 20%. Section 2.12 was revised to update the provisions regarding advance notice of stockholder nominations and proposals to current market practice.  In Section 6.2, the threshold for removing the Company’s chief executive officer without cause was lowered from a majority of the full Board of Directors plus one director to a majority of the directors in attendance at a meeting of the Board of Directors at which a quorum is present.  Section 9.12, which provides that Delaware will be the exclusive jurisdiction for any shareholder actions filed against the Company unless the Company otherwise consents, was added.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01                                           Regulation FD

On January 26, 2016, the Company issued a press release announcing the Term Loan and Joinder Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Amended and Restated Bylaws of Kinder Morgan, Inc.

99.1                        Press release of Kinder Morgan, Inc. issued January 26, 2016.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: January 26, 2016	By:	/s/ David R. DeVeau
David R. DeVeau Vice President

EXHIBIT INDEX

3.1                               Amended and Restated Bylaws of Kinder Morgan, Inc.

99.1                        Press release of Kinder Morgan, Inc. issued January 26, 2016.